EX-99.77D: Policies with respect to security investments

A description of changes to GuideStone Funds Trust investment policy is herein incorporated by reference to the Definitive Information Statement on Form DEF 14C (Accession No. 0001193125-12-119001) filed with the U.S. Securities and Exchange Commission on April 7, 2017.